Exhibit 3.1

Delaware
The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “OXiGENE, INC.” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     RESTATED CERTIFICATE, FILED THE TWENTY-SEVENTH DAY OF APRIL, A.D. 1993, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JUNE, A.D. 1995, AT 1:30 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE FIFTEENTH DAY OF NOVEMBER, A. D. 1996, AT 9 O’CLOCK A.M.
     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINETEENTH DAY OF JANUARY, A.D. 1999, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE FOURTEENTH DAY OF JULY, A.D. 2005, AT 10:07 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE SECOND DAY OF JUNE, A.D. 2009, AT 1:32 O’CLOCK P.M.
     CERTIFICATE OF OWNERSHIP, FILED THE EIGHTH DAY OF DECEMBER, A.D. 2009, AT 5:51 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 9150546 DATE: 11-10-11

Delaware
The First State
     CERTIFICATE OF AMENDMENT, FILED THE EIGHTH DAY OF FEBRUARY, A.D. 2010, AT 4:20 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE FIFTH DAY OF AUGUST, A.D. 2010, AT 4:52 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF FEBRUARY, A.D. 2011, AT 10:02 O’CLOCK A.M.
     CERTIFICATE OF CORRECTION, FILED THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 2011, AT 12:37 O’CLOCK P.M.
     CERTIFICATE OF CORRECTION, FILED THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 2011, AT 12:38 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 9150546 DATE: 11-10-11

RESTATED CERTIFICATE OF INCORPORATION
OF
OXiGENE, INC.
          OXiGENE, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:
          1. The name under which the Corporation was originally incorporated is OXiGENE, INC., and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is July 9, 1992.
          2. This Restated Certificate or Incorporation has been duly adopted by the Stockholders or the Corporation in accordance with Section 245 and Section 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of this Restated Certificate of Incorporation has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.
          3. The Certificate of Incorporation of the Corporation is hereby amended and restated so as to read in its entirety as follows:

          FIRST: The name of the corporation is OXiGENE, INC. (hereinafter called the “Corporation”).
          SECOND: The registered office of the Corporation is to be located at 32 Loockerman Square, Suite L-100, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.
          THIRD: The purpose of the Corporation is to engage in any lawful act or activity, without limitation, for which a corporation may be organized under the General Corporation Law of the State of Delaware.
          FOURTH: The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is Ten Million (10,000,000) shares, designated Common Stock, of the par value of One Cent ($0.01) per share.
          FIFTH: The election of directors need not ne by written ballot unless the By-laws so provide.
          SIXTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal the By-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.
          SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class or them, any court of equitable jurisdiction within the

State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 9 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
          EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter pre-scribed by law, and all rights and powers conferred herein on

Stockholders, directors and officers are subject to this reserved power.
          NINTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
          IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed and attested to by its undersigned officers this 26th day of April, 1993.

/s/ Yuval Binur
Yuval Binur,
Executive Vice President-Financial

Attest:

/s/ Lisa Powell
Lisa Powell, Assistant Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
OXiGENE, INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

          I, Richard A. Brown, Chairman of the Board of OXiGENE, INC., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:
     FIRST: The name of the corporation is OXiGENE, INC, (hereinafter called the “Corporation”).
     SECOND: The Certificate of Incorporation of the Corporation has been amended as follows:
     By striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FOURTH to the Certificate of Incorporation:
“FOURTH: The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is Fifteen Million (15,000,000) shares, designated Common Stock, of the par value of One Cent ($0.01) per share.”
     THIRD: This amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of a majority of the stock-holders entitled to vote in accordance with the provisions of

Sections 228 and 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, I have signed this certificate this 21st day of June, 1995.

OXiGENE, INC.
By:	/s/ Richard A. Brown
Richard A. Brown
Chairman of the Board

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
OXiGENE, INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

          I, M. Andica Kunst, Vice President of OXiGENE, INC., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:
     FIRST: The name of the corporation is OXiGENE, INC. (hereinafter called the “Corporation”).
     SECOND: The Restated Certificate of Incorporation of the Corporation is hereby being amended as follows:
     By striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FOURTH to the Certificate of Incorporation:
“FOURTH: The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is Sixty Million (60,000,000) shares, designated Common Stock, of the par value of One Cent ($0.01) per share.”
     THIRD: This amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of a majority of the stockholders entitled to vote in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have signed this certificate this 14th day of November, 1996.

OXiGENE, INC.
By:	/s/ M. Andica Kunst
M. Andica Kunst
Vice President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “Corporation”) is OXIGENE, INC.
          2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.
          3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on January 13, 1999.

Bo Hagland
Bo Hagland, Secretary

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
OXiGENE, INC.
     It is hereby certified that:
FIRST:  The name of the corporation is OXiGENE, Inc. (the “Corporation”).

SECOND:	The Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by striking out Article Fourth in its entirety and by substituting in lieu of the following:
“ FOURTH: The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is One Hundred Million (100,000,000) shares, designated Common Stock, of the par value of One Cent ($0.01) per share.”
THIRD:	The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.
     EXECUTED, effective as of this 14th day of July 2005.

OXiGENE, Inc.
By:	/s/ James B. Murphy
James B. Murphy
Chief Financial Officer

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
OXiGENE, INC.
It is hereby certified that:
FIRST: The name of the corporation is OXiGENE, Inc. (the “Corporation”).
SECOND: The Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by striking out Article Fourth in its entirety and by substituting in lieu thereof the following:
     “FOURTH:
     A. Designation and Number of Shares.
     The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is One Hundred Sixty-Five Million (165,000,000) shares, of which One Hundred Fifty Million (150,000,000) shares are designated common stock, of the par value of One Cent ($0.01) per share (the “Common Stock”), and Fifteen Million (15,000,000) shares are designated preferred stock, of the par value of One Cent ($0.01) per share (the “Preferred Stock”).
     B. Preferred Stock.
          1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine.
          2. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation and number of the shares of such series and the powers, preferences and rights of such series, and the qualifications, limitations or restrictions thereof, to the fullest extent such authority may be conferred upon the Board of Directors under the Delaware General Corporation Law.
     The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock designation.

     C. Common Stock
     The holders of the Common Stock are entitled to one vote for each share held; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designation relating to Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Restated Certificate of Incorporation (including any certificate of designation relating to Preferred Stock).”
THIRD: The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.
     EXECUTED, effective as of this 2nd day of June 2009.

OXiGENE, Inc.
By:	/s/ James B. Murphy
James B. Murphy
Vice President and Chief Financial Officer

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP
SUBSIDIARY INTO PARENT
Section 253
CERTIFICATE OF OWNERSHIP
MERGING
Symphony ViDA, Inc.

INTO
OXiGENE, Inc.

(Pursuant to Section 253 of the General Corporation Law of Delaware)
OXiGENE,Inc,
a corporation incorporated on the 9th day of July, 1992, pursuant to the provisions of the General Corporation Law of the State of Delaware;
     DOES HEREBY CERTIFY that this corporation owns 90% of the capital stock of Symphony ViDA, Inc., a corporation incorporated on the 31st day of July, 2008 A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware, and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 8th day of December, 2009 A.D., determined to and did merge into itself said Symphony ViDA, Inc., which resolution is in the following words to wit:
     WHEREAS, this corporation lawfully owns 90% of the outstanding stock of Symphony ViDA, Inc., a corporation organized and existing under the laws of the State of Delaware, and
     WHEREAS, this corporation desires to merge into itself the said Symphony ViDA, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

          NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said Symphony ViDA, Inc. and assumes all of its liabilities and obligations, and
     FURTHER RESOLVED, that an authorized officer of this corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Symphony ViDA, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and
     FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.
     IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 8th day of December, 2009 A.D.

By:	/s/ James B. Murphy
Authorized Officer

Name:	James B. Murphy
Print or Type
Title:	Vice President and Chief Financial Officer

     (Insert if applicable)
     FURTHER RESOLVED that __________________________relinquishes its corporate name and assumes in place thereof the name _________________________.

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
OXIGENE, INC.
It is hereby certified that:

FIRST: The name of the corporation is OXiGENE, Inc. (the “Corporation”).

SECOND:	The Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by striking out the first paragraph of Article Fourth in its entirety and by substituting in lieu of the following:
  “FOURTH: The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is One Hundred Ninety Million (190,000,000) shares, of which One Hundred Seventy-Five Million (175,000,000) shares are designated Common Stock, of the par value of One Cent ($0.01) per share, and Fifteen Million (15,000,000) shares are designated Preferred Stock, of the par value of One Cent ($0.01) per share “

THIRD:	The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.
EXECUTED, effective as of this 8th day of February 2010.

OXiGENE, Inc.
By:	/s/ James B. Murphy
James B. Murphy
Vice President and Chief Financial Officer

STATE OF DELAWARE
WAIVER OF REQUIREMENT
FOR AFFIDAVIT OF EXTRAORDINARY CONDITION
It appears to the Secretary of State that an earlier effort to deliver this instrument and tender such taxes and fees was made in good faith on the file date stamped hereto. The Secretary of State has determined that an extraordinary condition (as reflected in the records of the Secretary of State) existed at such date and time and that such earlier effort was unsuccessful as a result of the existence of such extraordinary condition, and that such actual delivery and tender were made within a reasonable period (not to exceed two business days) after the cessation of such extraordinary condition and establishes such date and time as the filing date of such instrument.

Jeffrey W. Bullock
Jeffrey W. Bullock
Secretary of State

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
OXiGENE, INC.
It is hereby certified that:
FIRST: The name of the corporation is OXiGENE, Inc. (the “Corporation”).
SECOND: The Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by striking out Article Fourth in its entirety and by substituting in lieu of the following:
“FOURTH: The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is Three Hundred Fifteen Million (315,000,000) shares, of which Three Hundred Million (300,000,000) shares are designated Common Stock, of the par value of One Cent ($0.01) per share, and Fifteen Million (15,000,000) shares are designated Preferred Stock, of the par value of One Cent ($0.01) per share.”
THIRD: The amendment or the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.
EXECUTED, effective as of this 5th day of August, 2010.

OXiGENE, Inc
By:	/s/ Peter J. Langecker
Peter J. Langecker
Chief Executive Officer

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
OXiGENE, INC.
     It is hereby certified that:

FIRST: The name of the corporation is OXIGENE, Inc. (the “Corporation”).

SECOND:	The Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by striking out Section A of Article Fourth in its entirety and by substituting in lieu thereof the following:
“A. Designation and Number of Shares.
     The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is Three Hundred and Fifteen Million (315,000,000) shares, of which Three Hundred Million (300,000,000) shares are designated Common Stock, of the par value of One Cent ($0.01) per share, and Fifteen Million (15,000,000) shares are designated Preferred Stock, of the par value of One Cent ($0.01) per share. Upon the effectiveness of the certificate of amendment to the restated certificate of incorporation containing this sentence, each twenty (20) shares of the Common Stock issued and outstanding as of the date and time immediately preceding February 22, 2011, the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and non-assessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in the Wall Street Journal, on the Split Effective Date (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or such other price as may be determined by the Corporation’s Board of Directors).”

THIRD:	The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
EXECUTED, this 22nd day of February 2011.

OXiGENE, Inc.
By:	/s/ James B. Murphy
James B. Murphy
Vice President and Chief Financial Officer

CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
OF
OXiGENE, INC.
It is hereby certified that:
1.	The name of the corporation (hereinafter called the “Corporation”) is OXiGENE, Inc.

2.	The Certificate of Incorporation of the Corporation was filed on July 9, 1992. Thereafter a Restated Certificate of Incorporation was filed on April 27, 1993. Certificates of Amendment to the Restated Certificate of Incorporation were filed on June 22, 1995, November 15, 1996, July 14, 2005, June 2, 2009, February 8, 2010, August 5, 2010 and February 22, 2011. The Certificate of Amendment to the Restated Certificate of Incorporation, as amended, filed on February 8, 2010 is hereby corrected.

3.	The inaccuracy to be corrected in said instrument is as follows:
     Article SECOND of the Certificate of Amendment erroneously referenced striking out the first paragraph of Article FOURTH in its entirety whereas it should have stated striking out Section A of Article FOURTH in its entirety.
4.	The corrected Article SECOND of the Certificate of Amendment filed February 8, 2010 is as follows:

“SECOND:	The Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by striking out Section A of Article Fourth in its entirety and by substituting in lieu thereof the following:
A. Designation and Number of Shares.

The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is One Hundred Ninety Million (190,000,000) shares, of which One Hundred Seventy-Five Million (175,000,000) shares are designated Common Stock, of the par value of One Cent ($0.01) per share, and Fifteen Million (15,000,000) shares are designated Preferred Stock, of the par value of One Cent ($0.01) per share.”

     Signed this 23rd day of February, 2011.

OXiGENE, INC.
/s/ James B. Murphy
James B. Murphy
Vice President and Chief Financial Officer

CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
OF
OXiGENE, INC.
It is hereby certified that:
1.	The name of the corporation (hereinafter called the “Corporation”) is OXiGENE, Inc.

2.	The Certificate of Incorporation of the Corporation was filed on July 9, 1992. Thereafter a Restated Certificate of Incorporation was filed on April 27, 1993. Certificates of Amendment to the Restated Certificate of Incorporation were filed on June 22, 1995, November 15, 1996, July 14, 2005, June 2, 2009, February 8, 2010, August 5, 2010 and February 22, 2011. The Certificate of Amendment to the Restated Certificate of Incorporation, as amended, filed on August 5, 2010 is hereby corrected.

3.	The inaccuracy to be corrected in said instrument is as follows:
     Article SECOND of the Certificate of Amendment erroneously referenced striking out Article FOURTH in its entirety whereas it should have only stricken Section A of Article FOURTH.
4.	The corrected Article SECOND of the Certificate of Amendment filed August 5, 2010 is as follows:

“SECOND:	The Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by striking out Section A of Article Fourth in its entirety and by substituting in lieu thereof the following:
A. Designation and Number of Shares.

The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is Three Hundred and Fifteen Million (315,000,000) shares, of which Three Hundred Million (300,000,000) shares are designated Common Stock, of the par value of One Cent ($0.01) per share, and Fifteen Million (15,000,000) shares are designated Preferred Stock, of the par value of One Cent ($0.01) per share.”

     Signed this 23rd day of February, 2011.

OXiGENE, INC.
/s/ James B. Murphy
James B. Murphy
Vice President and Chief Financial Officer